Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-268398) and Form S-8 (Nos. 333-266761, 333-263729, 333-258496, 333-243750, 333-232034, 333-227812, 333-222955, 333-221212 and 333-218992) of UroGen Pharma Ltd. of our report dated March 24, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 24, 2023